Exhibit 99.1
AÉROPOSTALE ANNOUNCES RETIREMENT OF PRESIDENT MICHAEL J. CUNNINGHAM

New York, New York - February 5, 2013 - Aéropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual apparel for young women and men, today announced the retirement of President Michael Cunningham, effective March 29, 2013.

Michael joined Aéropostale in August 2000 when the company had 200 Aéropostale stores in 27 states. Today, the company operates nearly 1,000 Aéropostale stores in the U.S. and Canada, 100 P.S. from Aéropostale stores in the U.S., has a licensing presence in the Middle East, Asia and Europe, and operates a robust e-commerce platform that includes the recent acquisition of GoJane.com.

Thomas P. Johnson, Chief Executive Officer of Aéropostale, Inc., said, “Over the past 12 years, Michael has been an incredible partner and friend, and a highly respected leader within our organization. He truly embodies the core values that make Aéropostale such a special organization. Michael has been a key contributor to the evolution of our business as a multi-brand and multi-national specialty retailer. In particular, he has been instrumental in building Aéropostale's best in class financial and business operations. While we will miss our daily interactions with Michael, we are pleased that he will remain on the Board of Directors and we look forward to his continued, invaluable input into our business.”

Michael J. Cunningham commented “For more than a decade, it has been both gratifying and rewarding to be a part of the team that helped Aéropostale grow into one of the most highly recognized and productive teen apparel retailers. Most importantly, I am proud to be associated with such a talented group of executives and employees, who make the Aéropostale culture so unique. I am confident that the transition of my responsibilities will be seamless with the current leadership team, and I look forward to watching the company's future success.”

Mr. Johnson will assume responsibilities over information technology, Marc D. Miller, Executive Vice President and Chief Financial Officer, will assume responsibilities over planning and allocation and Mary Jo Pile, Executive Vice President, Customer Engagement will assume responsibilities over construction, logistics and real estate.

About Aéropostale, Inc.
Aéropostale®, Inc. is a primarily mall-based, specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men through its Aéropostale® stores and 4 to 12 year-old kids through its P.S. from Aéropostale® stores. The Company provides customers with a focused selection of high quality fashion and fashion basics at compelling values in an innovative and exciting store environment. Aéropostale® maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise. Aéropostale® products can only be purchased in Aéropostale® stores and online at www.aeropostale.com. P.S. from Aéropostale® products can be purchased in P.S. from Aéropostale® stores and online at www.ps4u.com and www.aeropostale.com. The Company currently operates 906 Aéropostale® stores in 50 states and Puerto Rico, 78 Aéropostale stores in Canada and 100 P.S. from Aéropostale® stores in 20 states. In addition, pursuant to various licensing agreements, our licensees currently operate 28 Aéropostale® and P.S. from Aéropostale® stores in the Middle East, Asia and Europe. On November 13, 2012, Aéropostale, Inc. acquired substantially all of the assets of online women's fashion footwear and apparel retailer GoJane.com, Inc. Based in Ontario, California, GoJane.com focuses primarily on fashion footwear, with a select offering of contemporary apparel and other accessories.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.